UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2018

EyePoint Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 17, 2018, EyePoint Pharmaceuticals, Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”) to its Lease, dated November 1, 2013, as amended (the “Lease”), with Whetstone Riverworks Holdings, LLC (as successor-in-interest to Farley White Aetna Mills, LLC) (the “Landlord”). The Lease was initially for approximately 13,650 square feet of rentable area (the “Existing Space”) of the building located at 480 Pleasant Street, Watertown, MA 02472 (the “Premises”) and was set to expire in April 2019.

Under the Second Amendment, the Company will lease an additional 6,590 square feet of rentable area (the “Additional Space”, and together with the Existing Space, the “Total Space”) on the Premises, commencing on the earliest of (a) the date on which the Company occupies the Additional Space and begins conducting business therein, (b) the date on which the work being conducted on the Additional Space is substantially completed, and (c) the date on which the work being conducted on the Additional Space would have been substantially completed but for a delay caused by the Company, in each case, as described more fully in the Second Amendment (the “Additional Space Effective Time”). The Landlord has agreed to provide the Company a construction allowance of up to $670,750 to be applied toward the aggregate work to be conducted on the Total Space.

The Second Amendment also extended the term of the Lease, which will now expire 80 calendar months after the Additional Space Effective Time; provided, however, that the base rent for the Total Space will be abated during the first four months following the Additional Space Effective Time. The Company also has an option to extend the term of the Lease for one additional five-year period.

Under the terms of the Second Amendment, and based upon the 20,240 square feet of rentable area, the aggregate base rent due over the remaining term of the Lease is approximately $5.1 million net of the rent abatement period. The Company will also be required to pay its proportionate share of certain operating costs and property taxes applicable to the leased premises.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Second Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EyePoint Pharmaceuticals, Inc.

Date: May 23, 2018	By:	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title	President and Chief Executive Officer